UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2023

Healthwell Acquisition Corp. I

(Exact name of registrant as specified in its charter)

Delaware	001-40697	86-1911840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Green Bay Rd, #227

Winnetka, IL 60093

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (847) 230-9162

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	HWELU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	HWEL	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one share of Class A common stock for $11.50 per share	HWELW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08. Shareholder Director Nominations.

(a) To the extent applicable, the information in Item 8.01 of this Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01 Other Events.

On June 26, 2023, Healthwell Acquisition Corp. I (the “Company”) determined that it will hold a special meeting in lieu of an annual meeting (the “Meeting”) on Wednesday, July 26, 2023. The time and location of the Meeting will be set forth in the Company’s definitive proxy statement for the Meeting to be filed with the Securities and Exchange Commission. Pursuant to the Company’s amended and restated certificate of incorporation, prior to the closing of the Company’s initial business combination, only holders of the Company’s Class B common stock will have the right to vote on the appointment of directors. Stockholders seeking to bring business before the Meeting must deliver such proposals to the Secretary of the Company at 1001 Green Bay Rd, #227, Winnetka, IL 60093, Attention: Secretary, not later than July 9, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2023	Healthwell Acquisition Corp. I

	By:	/s/ Alyssa Rapp
		Name:	Alyssa Rapp
		Title:	Chief Executive Officer

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